Exhibit 10.11

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into as of the 22 day of December, 2006 (the “Effective Date”) by and between CELESTICA ASIA INC., a Delaware corporation (“Sublessor”) and NEXTEST SYSTEMS CORPORATION, a Delaware corporation (“Sublessee”).

R E C I T A L S

A. Mission West Properties, L.P., a Delaware limited partnership, as lessor (“Lessor”) and Sublessor, as lessee, entered into that certain Standard Form Lease (the “Master Lease”) dated January 19, 2000, for certain space comprised of approximately 131,500 rentable square feet located at 5325 Hellyer Avenue, San Jose, California (“Building I”) and approximately 125,000 rentable square feet located at 5345 Hellyer Avenue, San Jose, California (“Building II”), as more fully described in the Master Lease (the “Leased Premises”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein by this reference.

B. Subject to obtaining Lessor’s consent to this Sublease as more fully described below, Sublessor desires to sublease Building II and approximately 3,000 rentable square feet of dock space (the “Sublessee Docks”) to Sublessee (collectively, the “Sublease Premises”) as more fully described on Exhibit B attached hereto and incorporated herein by this reference, together with the right to use the Common Areas (hereinafter defined).

C. Capitalized terms used herein, but not otherwise defined herein, shall have the same meanings assigned to them in the Master Lease.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee, intending to be legally bound, agree as follows:

1. Sublease of Premises. Sublessor, subject to the consent of Lessor, hereby subleases to Sublessee, and Sublessee hereby takes from Sublessor the Sublease Premises and, except as expressly provided herein, agrees to be bound by all rights and obligations which relate to the Sublease Premises of Lessor as lessee under the Master Lease, together with the right in common with others to use any portions of the Leased Premises that are designated by Lessor for the common use of tenants and others, such as sidewalks, common courtyards or patios and any parking areas (the “Common Areas”).

2. Term. This Sublease shall govern the relationship between Sublessor and Sublessee with respect to the Sublease Premises from the Effective Date through the Expiration Date (hereinafter defined), unless earlier terminated in accordance with this Sublease. The term of this Sublease (the “Term”) shall commence on January 1, 2007 (the “Commencement Date”) and continue until December 31, 2011 (the “Expiration Date”), unless earlier terminated as provided herein. Notwithstanding anything to the contrary contained in this Sublease, in the event that the Master Lease is terminated at any time, or if Sublessor’s right to use and occupy the Sublease Premises is at any time terminated (regardless as to whether or not the Master Lease is terminated), this Sublease shall automatically terminate as of such termination.

3. Delivery of Sublease Premises Prior to Commencement Date. Subject to Sublessee’s release or waiver of its contingency as set forth in Section 32 and Lessor’s consent to this Sublease, Sublessor shall deliver the Sublease Premises to Sublessee within eleven (11) days after the Effective Date, such date, the “Estimated Delivery Date,” and the actual date of delivery, whether prior to or after the Estimated Delivery Date, the “Delivery Date,” for the purpose of conducting the Sublease Premises Improvements (hereinafter defined). Notwithstanding the foregoing, if Sublessor is delayed in delivering possession of the Sublease Premises to Sublessee by the Estimated Delivery Date due to any reason, such delay shall not be a default by Sublessor, render this Sublease void or voidable, or otherwise render Sublessor liable for damages, and Sublessee’s sole and exclusive remedy for any such delay shall be a resulting day for day postponement of the Delivery Date (and a corresponding day for day postponement of the Commencement Date); provided, however, if Sublessor fails to deliver the Sublease Premises to Sublessee for any reason (other than acts of God and similar events of force majeure, delay caused by Sublessee or any other circumstances beyond Sublessor’s control) on or before the date that is fourteen (14) days following the Estimated Delivery Date (the “Outside Date”), this Sublease may be terminated by Sublessee by written notice to Sublessor after the Outside Date but before the Delivery Date, and, if so terminated by Sublessee: (a) the Security Deposit (hereinafter defined), or any balance thereof (i.e., after deducting therefrom all amounts to which Sublessor is entitled under the provisions of this Sublease), shall be returned to Sublessee and (b) neither Sublessor nor Sublessee shall have any further rights, duties or obligations under this Sublease, except with respect to provisions which expressly survive termination of this Sublease. Sublessee’s access to the Sublease Premises between the Delivery Date and the Commencement Date shall be subject to the terms and conditions of this Sublease, except that Sublessee shall not be required to pay Base Rent and Operating Expenses for any days of such early access; provided however, Sublessee shall pay for the cost of any other building services requested by Sublessee and otherwise charged to Sublessor by Lessor under the Master Lease. Subject to Section 7 below, Sublessor shall deliver the Sublease Premises to Sublessee in its then current “as is” condition, without any representations or warranties being made with respect thereto except as otherwise set forth herein.

4. Base Rent. Commencing on the Commencement Date, and continuing through the Term, Sublessee shall pay to Sublessor Base Rent (herein so called) for the entire Sublease Premises as follows:

Period	Monthly Rate Per Square Foot	Monthly Base Rent
1/1/07 - 6/30/07	$Zero	$Zero
7/1/07 - 12/31/07	$0.50	$64,000.00
1/1/08 - 12/31/08	$0.51	$65,280.00
1/1/09 - 12/31/09	$0.52	$66,560.00
1/1/10 - 12/31/11	$0.53	$67,840.00

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Payments of Base Rent shall be made to Sublessor, in advance, on or before the first day of each calendar month during the Term, without deduction, setoff or prior request for payment, pursuant to payment instructions described on Exhibit C attached hereto Base Rent for any partial months at the beginning and end of the Term shall be apportioned based on the number of days in such partial months.

5. Additional Rent; Common Area Maintenance Costs. In addition, commencing on the Commencement Date and continuing through the Term, Sublessee shall pay, before the same are due, all other amounts which Sublessor is required to pay under the terms of the Master Lease and which are attributable to the Sublease Premises (except for any late charges or other penalties incurred by Sublessor that are not incurred as a result of Sublessee’s failure to timely pay its portion of such amounts) (all, collectively, “Additional Rent”). It is the intention of Sublessor and Sublessee that this is intended to be a net sublease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Sublease Premises (except for any late charges or other penalties incurred by Sublessor that are not incurred as a result of Sublessee’s failure to timely pay its portion of such amounts) which may arise or become due and payable during the Term of this Sublease, if the same are required to be paid by Sublessor under the Master Lease, shall be the responsibility of and paid by Sublessee. Without limiting the foregoing, Sublessee expressly acknowledges and agrees that it will be required to pay to Sublessor its proportionate share (“Sublessee’s Proportionate Share”) of operating expenses (“Operating Expenses”) with respect to its use and occupancy of the Sublease Premises. Sublessee’s Proportionate Share of Operating Expenses shall be calculated by multiplying the Operating Expenses by a fraction, the numerator of which is the number of rentable square feet of the Sublease Premises, and the denominator of which is the number of rentable square feet of the Leased Premises. Operating Expenses are estimated for calendar year 2006 at $3.60 per rentable square foot of the Sublease Premises per annum (the “Estimated Operating Expenses”), allocated as follows: $0.72 per rentable square foot for Common Area maintenance costs (“CAM Expenses”); $2.52 per rentable square foot for real property taxes; and $0.36 per rentable square foot for insurance costs. Sublessee shall pay Sublessee’s Proportionate Share of Operating Expenses monthly commencing on the Commencement Date, based on the Estimated Operating Expenses set forth above. Sublessor may modify the Estimated Operating Expenses from time to time, and upon receipt of notice of any such modification from Sublessor, Sublessee shall modify its payments of Operating Expenses based on Sublessor’s new Estimated Operating Expenses. As soon as actual Operating Expenses for any calendar year in the Term are determined, Sublessor shall furnish Sublessee with a statement of the actual Operating Expenses (the “Statement”), and if actual Operating Expenses for such calendar year are determined to be greater than the Estimated Operating Expenses, Sublessee shall pay any difference to Sublessor within thirty (30) days after receipt of Sublessor’s invoice therefor. In the event that the actual amount of Operating Expenses is less than the Estimated Operating Expenses paid by Sublessee, Sublessor shall credit Sublessee for such amount against the next installment of Rent becoming due hereunder, or if no additional Rent is then due, will refund such difference to Sublessee within thirty (30) days of Sublessee’s receipt of the Statement.

At any time within six (6) months after receipt of the Statement as contemplated in this Section 5, Sublessor shall, upon Sublessee’s reasonable written request and at Sublessee’s sole cost and expense (subject to Lessor’s requirement to reimburse such expenses under the Master Lease), exercise its right under the Master Lease (i) to inspect and audit the Lessor’s books and

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records to review and/or confirm the amount of the Operating Expenses and (ii) to contest or review the amount or validity of any Tax under section 16 of the Master Lease. In the event Sublessor is eligible for a reimbursement from Lessor as a result thereof, Sublessor agrees to pay Sublessee its proportionate share of such reimbursement (after deduction for all reasonable costs and expenses incurred by Sublessor in reviewing and/or auditing the books and records of Lessor) within thirty (30) days of receipt of reimbursement from Lessor.

6. Use. Sublessee shall be permitted to use the Sublease Premises only for the use specified in the Master Lease and for no other purposes whatsoever without the prior written consent of Sublessor, and Sublessee shall use the Sublease Premises in a careful, safe and proper manner. Sublessee shall pay Sublessor on demand for any damage to the Sublease Premises caused by misuse or abuse thereof by Sublessee, its agents or employees, or any other person entering upon the Sublease Premises under express or implied invitation of Sublessee. Notwithstanding anything herein to the contrary, Sublessee shall not utilize or permit the Sublease Premises to be used for any purposes prohibited by the laws of the United States or the State of California, or by the ordinances of the jurisdiction in which the Sublease Premises is located. Sublessee shall not commit waste, permit waste to be committed, or permit any nuisance on or in the Sublease Premises.

7. Acceptance of Premises. Except as otherwise set forth herein, Sublessee shall accept the Sublease Premises “as is, where is.” Sublessee agrees that its taking possession of the Sublease Premises shall be conclusive evidence as against Sublessee that the Sublease Premises was in the condition as of the Delivery Date which was agreed upon between Sublessor and Sublessee pursuant to the terms and conditions of this Sublease, and shall be an acknowledgement by Sublessee that it accepts the Sublease Premises in its then “as is” condition, without any improvement thereof required by Sublessor. Notwithstanding anything to the contrary contained herein, Sublessor shall deliver the ground floor and second floor areas of the Sublease Premises “broom clean” as of the Delivery Date.

8. Waiver; Indemnity; Insurance.

(a) Sublessee assumes all risk and waives all claims it may have against Sublessor, its partners, directors, officers, agents, employees, affiliates and successors-in-interest (collectively and together with Sublessor, the “Sublessor Parties”) for damage to or loss of property (including theft) or injury to persons within or about the Sublease Premises, except for such damage, loss or injury caused by the gross negligence or willful misconduct of Sublessor. Such assumption and waiver shall include an obligation on Sublessee’s part to indemnify, defend and hold harmless the Sublessor Parties from and against all costs, expenses, claims and liabilities arising from such damage, loss or injury, including reasonable attorneys’ fees and costs, which obligation shall survive the expiration or earlier termination of this Sublease. Further, and notwithstanding the exclusion set forth in the first sentence of this Section 8, Sublessee releases the Sublessor Parties from all liability for damage to Sublessee’s personal property for which Sublessee is reimbursed from the proceeds of its casualty insurance policies. Sublessee shall maintain the following insurance at Sublessee’s sole cost and expense: (i) commercial general liability insurance applicable to the Sublease Premises and its appurtenances providing, on an occurrence basis, a per occurrence limit of no less than $2,000,000 and (ii) causes of loss-special form (formerly “all risk”) property insurance covering all leasehold improvements and Sublessee’s trade fixtures,

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equipment, furniture and other personal property within the Sublease Premises in the amount of the full replacement cost thereof. Sublessee’s aforementioned insurance policies shall include a provision or endorsement waiving the insurer’s right of subrogation against Sublessor. Sublessee shall, upon Sublessor’s request, provide Sublessor with evidence of the insurance coverage required under this Section 8. Sublessor shall maintain: (i) commercial general liability insurance applicable to the Sublease Premises and (ii) causes of loss-special form property insurance on Building II in the amount of replacement cost thereof, as reasonably estimated by Sublessor. Except for the modifications with respect to types and amounts of insurance set forth above, Lessee shall otherwise comply with all provisions of Article 6 of the Master Lease with respect to insurance coverages required to be maintained hereunder. In addition, and without limiting the foregoing, Sublessee acknowledges and agrees that it will be required to pay its proportionate share of any insurance that Sublessor is required to maintain under the Master Lease, which shall be paid as Additional Rent hereunder.

(b) Except as otherwise expressly provided for in this Sublease, Sublessor shall indemnify, defend and hold Sublessee and its partners, shareholders, officers, directors, agents, employees and contractors (the “Sublessee Parties”) harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against any Sublessee Party or which any Sublessee Party may pay or incur, to the extent such liabilities or other matters arise in, on or about the Sublease Premises by reason of any gross negligence or willful misconduct or omission by Sublessor or its agents, employees or contractors.

9. Hazardous Materials.

(a) Sublessee shall not cause or permit the storage, use, generation or disposition of any Hazardous Materials in the Sublease Premises without the prior written consent of Sublessor, and, to the extent that Lessor’s consent is required under the terms of the Master Lease, Lessor. Sublessee agrees to indemnify, defend and hold harmless the Sublessor Parties from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term at or from the Sublease Premises, or which arises at any time from Sublessee’s use or occupancy of the Sublease Premises.

(b) Sublessor hereby represents and warrants that, to Sublessor’s current and actual knowledge, it is not in violation of any Hazardous Material Laws with respect to the Sublease Premises, and Sublessor agrees to indemnify, defend and hold harmless the Sublessee Parties from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind directly or indirectly arising out of the use, generation, storage, release, or disposal of Hazardous Materials by Sublessor or any Sublessor Party prior to the Effective Date or at any time after the Effective Date and from and against the cost of any repair, cleanup, or detoxification and any closure or other plans required by a governmental agency to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release or disposal of Hazardous Materials by any Sublessor Party prior to execution of this Sublease.

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Sublessor’s and Sublessee’ obligations and liabilities under this Section 9 shall survive the expiration or termination of this Sublease.

10. Maintenance and Repair.

(a) Sublessee shall keep the Sublease Premises in Good Condition and Repair (as defined in the Master Lease). Sublessee shall be responsible, at its sole cost and expense, for all repair obligations in the Sublease Premises, which are obligations of Sublessor under the Master Lease. Sublessee shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (i) structural elements of Building II; (ii) the roof of Building II; (iii) the parking lot; (iv) the landscaped grounds, including snow removal; and (v) the Common Areas. Sublessee acknowledges and agrees that Sublessor shall have no obligation to perform any maintenance and repair whatsoever to Building II’s structure or systems, the Sublease Premises, the Common Areas, the parking lot or the landscaped grounds during the Term of this Sublease.

(b) Sublessor represents and warrants, to the best of Sublessor’s current and actual knowledge, that as of the Delivery Date (i) Building II’s roof is in good and watertight condition and (ii) the walkways, parking lots, driveways and landscaping servicing the Sublease Premises are in good working condition.

11. Services. Sublessee acknowledges and agrees that Sublessor shall have no obligation to perform any of the obligations of Lessor under the Master Lease, including without limitation, the provision of any building services under the Master Lease, but Sublessor shall, at no cost to Sublessor, use commercially reasonable efforts to cooperate with Sublessee in obtaining such services from Lessor, if reasonably necessary. Sublessee further acknowledges and agrees that Sublessor shall have no obligation to provide any janitorial services for the Sublease Premises. Sublessee is responsible for payment for all water, gas, heat, light, power, telephone, sewer and other utilities or related fees supplied to the Sublease Premises.

12. Alterations. Sublessor and Sublessee acknowledge that Sublessee anticipates its construction of substantial improvements in and to the Sublease Premises or other portions of Building II (“Alterations”) and shall be permitted to do so without the written consent of Sublessor; provided, however, that Sublessee shall (i) obtain the consent of Lessor, if required by the terms of the Master Lease, including without limitation Article 4 thereof and (ii) provide Sublessor with a copy of such Lessor’s consent.

13. Compliance with Laws. Sublessee acknowledges that Sublessor is not responsible for ADA compliance within the Sublease Premises or for determining whether Sublessee is a public accommodation. Sublessee represents and warrants that it shall, at all times, comply with all applicable laws, with respect to its use and occupancy of the Sublease Premises and following Sublessee’s receipt of a certificate of occupancy for the Sublease Premises, comply with all applicable laws, including the ADA, with respect to the improvements and modifications made to the Sublease Premises.

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14. Sublessor’s Right of Entry. Sublessor and its employees, contractors and agents, shall have the right to enter the Sublease Premises upon at least 24 hours’ prior notice to Sublessee (except in the case of an emergency) at any reasonable time for purposes of inspection or otherwise. Without limiting the foregoing, Lessor shall have any rights of entry to which it may be entitled pursuant to the Master Lease. Sublessee shall have the right to have an employee of Sublessee accompany Sublessor or its representatives upon their entry into the Sublease Premises, except in the case of an emergency, when no Sublessee escort shall be required. If Sublessor, or its representatives, enters the Sublease Premises and takes any action therein pursuant to this Section 14, Sublessor shall use reasonable efforts to minimize unreasonable interference with Sublessee’s business operations in the Sublease Premises that may result from such entry and action.

15. Surrender of Sublease Premises. Upon the termination of this Sublease, Sublessee shall peaceably surrender to Sublessor the Sublease Premises, including the alterations, improvements and changes, other than Sublessee’s furniture, fixtures and equipment remaining the property of Sublessee, broom-clean and in Good Condition and Repair. In the event that Sublessee fails to vacate the Sublease Premises upon the termination of this Sublease, Sublessee shall be deemed a tenant at will and Sublessor shall have all rights and remedies existing at law or in equity, including the right to file suit under California law for possession of the Sublease Premises, and to recover damages incurred by Sublessor as a result of such holding over by Sublessee. Notwithstanding the foregoing, in the event Sublessee enters into a direct lease with Lessor pursuant to the terms of Section 32 herein, this Section 15 shall be null and void and of no further force and effect.

16. Liability of Lessor. Sublessor hereby acknowledges that this Sublease does not relieve it from its liability to Lessor for payment of rent and the performance and observance of all terms, conditions, covenants and obligations under the Master Lease. Sublessor further acknowledges that this Sublease shall not be construed either to modify, waive, impair or affect any of the terms, provisions or conditions under the Master Lease, or to enlarge or extend liability to Sublessee on the basis of the terms and conditions of the Master Lease. Sublessor represents to Sublessee that, as of the Effective Date, Sublessor is in compliance with the terms of the Master Lease, and will not violate the terms and conditions of the Master Lease.

17. Assignment and Subletting. Sublessee shall not sublet any part of the Sublease Premises, and shall not assign this Sublease or any interest therein, without the prior written consent of Sublessor and Lessor, which consent to such assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Sublessee shall pay Sublessor 50% of any profit actually paid to Sublessee as consideration for such an assignment or subletting (excluding any profit derived by Sublessee from a Permitted Transfer (hereinafter defined)), less any reasonable out-of-pocket costs or expenses incurred by Sublessee in connection therewith (including, but not limited to, advertising costs, brokerage commissions, legal fees and the cost of improvements to the Sublease Premises made by Sublessee for such assignee). Sublessee shall pay Sublessor for Sublessor’s share of any excess within thirty (30) days after Sublessee’s receipt of such excess consideration. Subject to Lessor’s prior consent pursuant to the terms of the Master Lease, Sublessee shall have a period of fifteen (15) days following receipt of Sublessee’s request for approval to either (i) consent to such requested assignment or subletting subject to Sublessee’s compliance with the conditions set forth in this Section 17 or (ii) refuse to so consent

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to such requested assignment or subletting (provided that such consent shall not be unreasonably withheld, conditioned or delayed). No assignment or subletting by Sublessee and no consent by Sublessor to any subletting or assignment shall (a) relieve Sublessee from any of its obligations hereunder or (b) constitute a consent to any subsequent subletting or assignment. Notwithstanding the foregoing, but subject to obtaining Lessor’s consent, if required by the terms of the Master Lease, (i) neither the issuance of securities or ownership shares as part of a public offering of Sublessee or in connection with a private refinancing of Sublessee, nor any other issuance of Sublessee’s capital stock for bona fide financing purposes shall be deemed to be an assignment, subletting or transfer hereunder, even if such issuance results in a transfer of a controlling percentage of Sublessee’s capital stock or ownership shares and (ii) Sublessee may assign or sublet any part of the Sublease Premises to an Affiliate (hereinafter defined) without Sublessor’s consent, provided that all of the following conditions are satisfied in Sublessor’s reasonable discretion: (1) no uncured event of default exists under this Sublease; (2) Sublessee’s successor shall own all or substantially all of the assets of Sublessee; (3) such Affiliate shall have a net worth which is at least equal to Sublessee’s net worth at the date of this Sublease; (4) no portion of the Sublease Premises would likely become subject to additional or different laws as a consequence of the proposed transfer; (5) such Affiliate’s use of the Sublease Premises shall not conflict with the permitted use and (6) Sublessee shall give Sublessor written notice at least thirty (30) days prior to the effective date of the proposed transfer, along will all applicable documentation and other information necessary for Sublessor to determine that the requirements of this Section 17 have been satisfied, including if applicable, the qualification of such proposed transfer as an Affiliate of Sublessee (a “Permitted Transfer”). However, any assignment or sublease, including an assignment or sublease under a Permitted Transfer, shall require Lessor’s consent, if required, pursuant to Article 20 of the Master Lease. The term “Affiliate” means any person or entity controlling, controlled by or under common control with Sublessee. If requested by Sublessor, any transferee under a Permitted Transfer shall sign a commercially reasonable form of assumption agreement.

18. Other Provisions of the Sublease. Except for (i) Sections 1, 2 (other than 2.2.3), 17, 34, 35 and 46 of the Master Lease (together with the definitions for the following terms contained within the Master Lease: Premises, Term and Security Deposit) or as provided herein, and (ii) all references to Phase I or Building I, all applicable terms and conditions of the Master Lease are incorporated by reference into and made a part of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate or cause Sublessor to violate any of the provisions of the Master Lease. With respect to this Sublease, to the extent that the terms of the Master Lease conflict with the terms hereof, this Sublease shall govern.

19. Brokers. Neither Sublessor nor Sublessee has dealt with any broker or agent other than CPS Corfac (“Broker”) in connection with the negotiation or execution of this Sublease. Sublessor and Sublessee shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for any other commissions or other compensation claimed by any broker or agent other than Broker claiming the same by, through, or under the indemnifying party. Sublessor agrees to pay Broker a brokerage commission in connection with the consummation of this Sublease in accordance with a separate written agreement.

20. Notices. All notices, consents or other instruments or communications provided for under this Sublease shall be in writing, signed by the party giving the same, and shall be

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deemed properly given and received when actually delivered and received, or three (3) business days after mailing, if sent by registered or certified mail, postage prepaid, to the following address, or to such other address as such party may designate by written notice to the other party:

If to Sublessor:

Celestica Asia Inc.

5325 Hellyer Avenue

San Jose, California 95138

Attn: C.F.O.

with a copy to:

Celestica Corporation

72 Pease Blvd.

Portsmouth, New Hampshire 03801

Attn: Michael Dobbins

If to Sublessee:

If prior to the Commencement Date:

Nextest Systems Corporation

1901 Monterey Road

San Jose, California 95112

Attn: C.F.O.

If after the Commencement Date:

Nextest Systems Corporation

5345 Hellyer Avenue

San Jose, California 95135

Attn: C.F.O.

21. Security Deposit. Contemporaneously with the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor the sum of $100,000.00 (the “Security Deposit”). The Security Deposit shall be held by Sublessor as security for the performance of Sublessee’s obligations under this Sublease. The Security Deposit is not an advance payment of rent or a measure of Sublessee’s liability for damages. Sublessor may, from time to time while an event of default remains uncured, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due rent, cure any uncured default by Sublessee, or repay Sublessor for damages and charges for which Sublessee is legally liable under this Sublease or resulting from Sublessee’s breach of this Sublease. If Sublessor uses the Security Deposit, in accordance with this Section 21, Sublessee shall on demand restore the Security Deposit to its original amount and such use by Sublessor of the Security Deposit shall not constitute a cure of the existing event of default until such time as the entire amount owing to Sublessor is paid in full and the Security Deposit is fully restored. Provided that Sublessee has performed all of its

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obligations hereunder, Sublessor shall return fifty percent (50%) of any unapplied portion of the Security Deposit to Sublessee within thirty (30) days after Sublessee obtains a certificate of occupancy issued by the City of San Jose and fifty percent (50%) of any unapplied portion of the Security Deposit after the expiration of this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its other accounts.

22. Parking. Sublessor shall grant to Sublessee its right under the Master Lease to use four hundred and seventy-five (475) unreserved parking spaces in the surface parking lot adjacent to Building II from the Commencement Date continuing through the Term. Such parking spaces shall be provided at no cost to Sublessee during the Term.

23. Signage Rights. During the Term, but only so long as no event of default has occurred under this Sublease, Sublessee shall have the right to install and maintain, at Sublessee’s sole expense, monument, directional and building signage identifying Sublessee’s name (the “Signage”) on the monument located outside Building II, at the driveway entrances on Embedded Way and Hellyer Avenue, and on the exterior of Building II. The rights to such Signage are non-exclusive and subject to Sublessor’s and Lessor’s reasonable approval. Sublessor expressly reserves the right to allow other tenants or third parties to erect signage on an area not used by Sublessee according to the terms in this Section 23 or elsewhere on the Leased Premises. Except for with respect to a Permitted Transfer, the signage rights granted herein are personal to Sublessee and may not be transferred, shared or assigned in whole or in part to any assignee, subtenant or other tenant in the Leased Premises without the prior approval of Sublessor in Sublessor’s sole discretion. The location, size, material, construction and design of the Signage shall be subject to the prior written approval of Sublessor, in its reasonable discretion, and compliance with applicable laws and, if required, approval by Lessor. Except in the event Sublessee enters into a direct lease with Lessor pursuant to the terms of Section 32 herein and such direct lease does not require removal of the Signage upon the expiration of this Sublease, upon the Expiration Date or earlier termination of Sublessee’s right to possess the Sublease Premises, Sublessee shall remove and dispose of the Signage and repair any damage caused by the Signage or its removal.

24. Termination Rights. Sublessee acknowledges that, except as expressly set forth herein, Sublessee shall not be entitled to any termination rights during the Term and any extensions thereof. Subject to Sublessee entering into a direct lease with Lessor for a lease term commencing on January 1, 2012 pursuant to the terms of Section 32 herein, Sublessor hereby absolutely and irrevocably relinquishes its rights under the Master Lease to any option to extend the term granted therein or to purchase the Master Lease or the Leased Premises or property on which the Leased Premises are located (to the extent such rights are granted under the Master Lease) unless this Sublease is terminated in accordance with Section 32 below.

25. Sublessor’s and Sublessor’s Consent. Sublessor and Sublessee acknowledge that Lessor’s prior written consent (the “Consent”) may be required to permit the sublease of the Sublease Premises contemplated by this Sublease, and Sublessee further acknowledges and agrees that this Sublease shall not be effective unless and until Lessor gives such Consent. In the event that Lessor fails or refuses to give such Consent, Sublessor shall have no liability therefor, and in such event this Sublease shall be considered null, void and of no further effect as if the same had never been entered into. A copy of the form of Consent is attached hereto as Exhibit D.

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26. Sublease Subject and Subordinate to Master Lease. Sublessor hereby acknowledges that Sublessee has read and is familiar with the terms and conditions of the Master Lease. Sublessee further hereby acknowledges that, except as otherwise set forth in this Sublease, this Sublease is and shall be and remain expressly subject and subordinate to all of the terms and conditions of the Master Lease.

27. Further Assurances. Sublessee shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties with respect to this Sublease. Without limiting the generality of this Section 27 upon request at any time from Sublessor, Sublessee shall execute and deliver to Sublessor (a) any Notice of Sublease as may be required; (b) additional counterparts of this Sublease or any related documents, provided such additional counterparts are prepared at the expense of the party requesting them, and (c) such documentation as Lessor may require.

28. Confidentiality. Sublessee agrees to hold the terms of this Sublease in strict confidence, and will not disclose, except for any disclosure required by laws, such terms to any person other than the respective partners, directors, officers, employees, attorneys, accountants or financing sources of Sublessee, without the prior written consent of Sublessor. Sublessee shall also cause its partners, directors, officers, employees, attorneys, accountants or financing sources to hold this Sublease in strict confidence.

29. Interior Improvement Allowance. Pursuant to Section 2.2.3 of the Master Lease, Lessor agreed to provide to Sublessor the Phase II TI Allowance (as defined in the Master Lease) in an amount up to $32.00 per square foot for the construction of interior improvements for Building II. Sublessor represents to Sublessee that Sublessor has utilized $18.00 per square foot of the Phase II TI Allowance. Sublessor hereby assigns to Sublessee all of Sublessor’s right, title and interest in and to the unused portion of the Phase II TI Allowance, which unused portion is an amount up to $14.00 per square foot (the “Nextest Allowance”) and shall be applied toward the costs incurred by Sublessee in the construction of interior and/or exterior improvements to the Sublease Premises (the “Sublease Premises Improvements”). Lessor has consented to such assignment and has agreed to pay directly to Sublessee the Nextest Allowance pursuant to Paragraph 8 of the Consent. Sublessee hereby acknowledges and agrees that Sublessor shall have no direct or indirect responsibility for any of the Sublease Premises Improvements, and Sublessee shall work directly with Lessor on such Sublease Premises Improvements and look solely to Lessor for reimbursement of the Sublease Premises Improvement Allowance, but Sublessor shall, at no cost to Sublessor, use commercially reasonable efforts to cooperate with Sublessee in obtaining the Sublease Premises Improvement Allowance from Lessor. Sublessee hereby releases and discharges all Sublessor Parties from any and all liability or loss, damage or injury suffered or incurred by Sublessee or third parties in any way arising out of or in connection with the Sublease Premises Improvements except to the extent such liabilities or other matters arise by reason of any gross negligence or willful misconduct or omission by Sublessor or its agents, employees or contractors.

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30. Quiet Enjoyment. Sublessor covenants that Sublessee shall peacefully and quietly have, hold and enjoy the Sublease Premises throughout the Term, or until this Sublease is terminated as provided by this Sublease.

31. Demising Wall. Sublessor, at Sublessor’s sole cost and expense, shall construct a demising wall (the “Demising Wall”) in a good and workmanlike manner, in the location shown on Exhibit B attached hereto. The Demising Wall shall divide the Sublessee Docks from the remaining docks in Building I. Sublessor shall use commercially reasonable efforts to complete the Demising Wall within ninety (90) days following the Delivery Date (but in no event shall Sublessor fail to complete the Demising Wall within one hundred twenty (120) days following the Delivery Date), subject to delays caused by acts of God and similar events of force majeure, delay caused by Subtenant and other circumstances beyond Sublessor’s control.

32. Express Contingency. Notwithstanding anything to the contrary set forth herein, this Sublease is expressly contingent on (i) Lessor and Sublessee entering into a mutually agreeable lease agreement whereby upon the expiration of the Term, Lessor shall lease to Sublessee, and Sublessee shall lease from Lessor, the Sublease Premises for a term of no less than five (5) years commencing on January 1, 2012 and (ii) Sublessor obtaining for the benefit of Sublessee a Non-Disturbance Agreement executed by Lessor and Sublessee in a form reasonably acceptable to Sublessee (A) confirming that so long as Sublessee is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence and continuance of any event of default under Section 14.1 of the Master Lease shall be deemed to be “material”), Sublessee’s rights hereunder shall be in no way abridged or disturbed by Lessor nor shall Sublessee’s obligations hereunder be in any way expanded, and this Sublease shall continue in full force and effect as a direct lease between Lessor and Sublessee in accordance with its terms and (B) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee that is a Permitted Transfer and to any other assignee or subtenant that is reasonably acceptable to Lessor at the time of transfer. In the event either (i) or (ii) is not satisfied within five (5) business days after the Effective Date (the “Contingency Satisfaction Date”), Sublessee shall have the right to terminate this Sublease by written notice to Sublessor of such termination given after the Contingency Satisfaction Date but prior to such contingency being satisfied, and (except with respect to obligations that survive the termination hereof) neither party shall have any further obligations under this Sublease. Notwithstanding the foregoing, if Sublessee fails to provide Sublessor with written notice of its election to terminate this Sublease under the terms and conditions of this Section 32 within ten (10) days after the Contingency Satisfaction Date, Sublessee shall be deemed to have waived the express contingency described herein, and this Sublease shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

SUBLESSOR: CELESTICA ASIA INC., a Delaware corporation

By:	/s/ Michael Dobbins
Name:	Michael Dobbins
Title:	Corporate Real Estate

SUBLESSEE:

NEXTEST SYSTEMS CORPORATION, a
Delaware corporation

By:	/s/ Robin Adler
Name:	Robin Adler
Title:	Chief Executive Officer

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EXHIBIT A

STANDARD FORM LEASE

Parties: This Lease, executed in duplicate at Cupertino, California, on January 19, 2000, by and between Mission West Properties, L.P., a Delaware limited partnership, and Celestica Asia Inc., a Delaware Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

Use: Witnesseth: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, assembly and light manufacturing, warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

Premises: The real property with appurtenances as shown on Exhibit A (the “Premises”) situated in the City of San Jose. County of Santa Clara, State of California, and more particularly described as follows:

The Premises for Phase I is 131,500 square feet of building (“Building I”), including the loading docks and all improvements thereto, as shown on Exhibit A.1 including the right to use up to 475 unreserved parking spaces. The address of the Premises for Phase I is 5325 Hellyer Avenue, San Jose, California. Lessee’s pro-rata share of the Premises for Phase I is 100.00%.

The Premises for Phase II shall be approximately 125,000 square feet of building (“Building II”), including all improvements thereto, as shown on Exhibit A.1 including the right to use up to 475 unreserved parking spaces. The address of the Premises for Phase II is 5345 Hellyer Avenue, San Jose, California. Lessee’s pro-rata share of the Premises for Phase II is 100.00%.

Term: The term shall be for one hundred thirty two (132) months unless extended pursuant to Section 35 of this Lease (the “Lease Term”), commencing on the Commencement Date for Phase I and ending ten years after the Commencement Date for Phase II, so that both the Lease for Phase I and Phase II are coterminus as defined in Section 1.

Rent: Base rent shall be payable in monthly installments as follows:

	Base rent		Estimated CAC*		Total
Months 1 through 12 (Phase I only)	$191,990		$29,745	*	$221,735
Months 13 through 24 (Phase 1 and Phase II)	$389,470	**	$58,020	*	$447,490

Monthly base rent to increase by 4% over prior year’s monthly base rent on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year’s monthly base rent starting on 25th month.

*	CAC charges to be adjusted per Common Area Charges Section below.
**	Based on Phase II being 125,000 square feet and Commencement Date for Phase II being August 30, 2001. If the Commencement Date is other than August 30, 2001, rent and CAC shall be reduced by $189,800 and $28,275, respectively per month or portion thereof until such Commencement Date has occurred.

Base rent and CAC as scheduled above shall be payable monthly in advance on or before the First day of each calendar month (during the Lease Term. The term “Rent,” as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month’s rent including CAC.

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Security Deposit: Lessee shall deposit with Lessor the sum of Four Hundred Forty Seven Thousand Four Hundred Ninety Dollars ($447,490) (the “Security Deposit”). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises which remains uncured beyond the expiration of the applicable cure period, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any reasonable amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied. Lessee shall, within 30 days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee’s failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit. Notwithstanding the above, Lessor agrees to waive the requirement for Lessee to make a security deposit provided Lessee’s shareholder’s equity or the shareholders equity of any guarantor of the Lease exceeds $100 million. If at any time during this Lease, Lessee’s shareholder’s equity is less than $100 million. Lessee shall deposit with Lessor the Security Deposit referenced above within 30 days after the issuance of Lessee’s financial statements indicating the reduction in shareholder’s equity below $100 million. If Lessee fails to make the Security Deposit as required, Lessee shall be deemed to be in default per Section 14.1 (a) of this Lease.

Common Area Charges: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee’s pro-rate share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as (“CAC”)). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided hereinbelow, the sum of Twenty-Nine Thousand Seven Hundred Forty-Five ($29,745) Dollars for Phase I and Fifty-Eight Thousand Twenty Dollars ($58,020) for Phase I and Phase II together, said sum representing Lessee’s estimated monthly payment of Lessee’s percentage share of CAC and includes a fixed monthly sum of Three Thousand Seven Hundred Fifty Dollars ($3,750) for Phase I and Seven Thousand Five Hundred Dollars ($7,500) for Phase I and II per month which represents the long term capital reserve for replacement of HVAC units, parking lot, roof, and painting of the exterior of building (“Capital Reserves”) It is understood and agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term.

Lessee’s estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee’s estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred for the preceding year or other applicable period in the case of a termination year plus Capital Reserves. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall on demand pay to Lessor the amount of such deficiency. If such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC Show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefore, and Lessee shall revise its monthly payments accordingly. Lessor’s and Lessee’s obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises excluding window cleaning and janitorial; (iii) licenses, permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) Capital Reserves and government regulations imposed on the Premises not related to Lessee’s use and occupancy of the Premises; and (vi) an amount equal to five percent (5%) of the aggregate of all CAC, as compensation for Lessor’s accounting, processing services and management fee. Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually. Notwithstanding the foregoing, the following costs shall be not included in CAC: (a) any cost for a single item capital repair or replacement that exceeds Ten Thousand Dollars ($10,000) (“Capital Expense”) that is not amortized over its useful life (not to exceed 20 years) at Wells Fargo prime rate plus 1% other than these enumerated in Section 5(b). The monthly amortized portion of the Capital Expense may be added to the CAC during Lease Term, (b) all costs necessitated by the negligence or willful misconduct of Lessor or its agents, employees or contractors, (c) all costs necessary to comply with legal requirements prior to Commencement Date, (d) all costs for which Lessor recovers payment or reimbursement from insurance proceeds, condemnation award, any tenant or any other person, (e) all costs paid to affiliates of Lessor to the extent such costs exceed market value, (f) any cost for replacement of Capital Reserves items except for the monthly fixed amount. Lessee shall have the right to inspect and/or audit the books and records of Lessor to review and/or confirm the amount of CAC. If the amount paid by Lessee during any year for CAC shall be greater than 105% of the actual CAC plus Capital Reserve, Lessor shall return such overpayment to Lessee together with interest at prime plus 1%. If the amount paid by Lessee during any year for CAC shall be more than 110% of the actual CAC plus Capital Reserve, Lessor shall return such overpayment together with interest at prime plus 2%. If any actual overpayment of 5% or more is discovered as a result of Lessee’s audit that was not shown on Lessor’s annual statement, Lessor shall reimburse Lessee for all costs and expenses incurred by Lessee in reviewing and/or auditing the books and records of Lessor. Any dispute concerning CAC shall be resolved by baseball arbitration.

Late Charges: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor’s designee within five (5) days after such amount is due. Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Lessor agrees to waive late charge on up to two (2) late payments in any twelve (12) month period as a result of accounting errors, if payment is made within five (5) days of telephone notice followed by fax notice to Lessee from Lessor.

Quiet Enjoyment: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

Commencement Date Memorandum for Phase I: When the actual Commencement Date for Phase I is determined as provided for in this Lease, the parties shall execute a Commencement Date Memorandum for Phase I setting forth the Commencement Date for Phase 1, but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

Commencement Date Memorandum for Phase II: When the actual Commencement Date for Phase II is determined as provided for in this Lease, the parties shall execute a Commencement Date Memorandum for Phase II setting forth the Commencement Date for Phase II, the actual square footage of Building II, and the termination date but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

It Is Further Mutually Agreed Between The Parties As Follows:

1. Possession

1.1 Possession for Phase I: Possession shall be deemed tendered and the term shall commence for Phase I upon the first to occur of the following (the “Commencement Date for Phase I”): (i) the Premises for Phase I are Substantially Complete for Phase I as provided for in this Lease or (ii) Lessee occupies the Premises for Phase I and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing is work under Section 2 of this Lease due to Lessee Delays, such work will be deemed Substantially Complete for Phase I as of the date on which it would have been Substantially Complete for Phase I had it not been for such Lessee Delays. It is the intention of Lessee and Lessor that the Commencement Date for Phase I shall be no later than August 30, 2000.

“Substantially Complete for Phase I” shall mean that: (i) Lessor has tendered possession of the Premises for Phase 1 to Lessee, (ii) Lessor has met all legal requirements for occupancy of the Premises for Phase I and obtained a certificate of occupancy or final inspection for the entire Phase I Premises, (iii) The Lessee Interior Improvements for Phase I are complete per the approved plans, exclusive of punch list items and there remains no incomplete or defective items of work which would materially adversely affect Lessee’s intended use of the Premises for Phase I and (iv) said interior of Building I is in a “broom clean” condition.

1.2 Possession for Phase II: Possession shall be deemed tendered and the term shall commence for Phase II upon the first to occur of the following (the “Commencement Date for Phase II”): (i) the Premises for Phase II are Substantially Complete for Phase II as provided for in this Lease or (ii) Lessee occupies the Premises for Phase II and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under Section 2 of this Lease due to Lessee Delays, such work will be deemed Substantially Complete for Phase II as of the date on which it would have been Substantially Complete for Phase II had it not been for such Lessee Delays. It is the intention of Lessee and Lessor that August 30, 2001 shall be the Commencement Date for Phase II.

“Substantially Complete for Phase II” shall mean that: (i) Lessor has tendered possession of the Premises for Phase II to Lessee, (ii) Lessor has met all legal requirements for occupancy of the Premises for Phase II and obtained a certificate of occupancy or final inspection for the entire Phase II Premises, (iii) The Lessee Interior Improvements for Phase II are complete per the approved plans, exclusive of punch list items and there remains no incomplete or defective items of work which would materially adversely affect Lessee’s intended use of the Premises for Phase II and (iv) said interior of Building II is in a “broom clean” condition.

2. Lessee’s Improvements

2.1 Building Shell for Phase I: The “Building Shell for Phase I”, as defined in the attached Exhibit B shall be constructed at Lessor’s sole cost and expense by independent contractors to be employed by and under the supervision of Lessor in accordance with the site plan, elevations, plans, specifications, and working drawings to be prepared by Lessor, which have been approved by Lessee, and thereafter attached hereto as Exhibit C.1 (collectively the “Shell Plans for Phase I”). Lessor shall be responsible for ensuring that Building Shell for Phase I conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department interpretations necessary for occupancy.

2.1.1 Lessee Interior Improvements for Phase I: The “Lessee Interior Improvements for Phase I” shall be defined as all items not part of the Building Shell for Phase I and shall be constructed by independent contractors to be employed by and under the supervision of Lessor. In accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose (“Lessee Improvement Plans for Phase I”), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit D.l. Lessee and its designated representatives, shall at all times during the construction of the Lessee Interior Improvements for Phase I have access to the Premises to monitor the progress of construction and Lessor’s compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors.

2.1.2 Budget: Before entering into any contract with a contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements for Phase I where the payment due under such contract is estimated by Lessor to be in excess of Fifty Thousand Dollars ($50,000). Lessor shall request bids from at least three (3) qualified contractors selected by Lessor and approved by Lessee (which approval shall not be unreasonably withheld) for bidding. Lessor will accept the lowest bid. Lessee shall have the opportunity to review and approve the bidders list prepared by Lessor, which approval shall not be unreasonable withheld, and may select a bidder of their choice for the bid, provided the bidder, meets the Lessor’s reasonable requirements.

2.1.3 Lessor’s Allowance: Lessor shall contribute up to Thirty Two Dollars ($32) per square foot towards construction of the Lessee Interior Improvements for Phase I (the “ Phase I TI Allowance”), which is included in base rent. The Phase I TI Allowance shall be a minimum of Twenty Dollars ($20) per square foot and Lessee may pay in cash any amount above Lessor and receive a credit of $13.39 per $l,000 per month.

2.1.4 Cost Statement & Lessee’s Contribution: Lessor will prepare for Lessee’s approval a cost statement which upon completion and approval shall be attached as Exhibit E.1 (the “Phase I Cost Statement”), showing the expected construction cost of the Lessee Interior Improvements for Phase I and the Phase I TI Allowance. Lessor may include in the Phase I Cost Statement, a construction management fee, covering its overhead, profit, and other similar costs not otherwise expressly indicated on the Phase I Cost Statement, equal to six percent (6%) of all costs shown on the Phase I Cost Statement provided that no general contractor’s fee or any other fee or profit to any person other than the contractors performing the work shall be included in the Phase I Cost Statement. If Lessor’s actual cost exceed the above, Lessee may pay the excess or remove items until the total costs are acceptable to Lessee. Lessor and Lessee shall negotiate in good faith to reduce the costs for construction of the Lessee Interior Improvements for Phase I by modifying the plans or taking other appropriate actions Lessor shall not exceed above without approval of Lessee. Lessee shall pay its approved share of the cost for construction of the Lessee Interior Improvements for Phase I within thirty (30) days after Lessor has provided Lessee with evidence that the approved work for the Lessee Interior Improvements for Phase I is complete. All costs payable by Lessee for construction of the Lessee Interior Improvements for Phase I shall be reasonably documented and subject to verification by Lessee. Lessor guarantees that based on the quantities and amounts set forth in Exhibit E.1, the cost for those items will not exceed the amounts shown.

2.1.5 Change Orders: No change made to the plans for the Lessee Interior Improvements for Phase I and Phase I Cost Statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change which will increase its cost contribution above the Phase I TI Allowance, structurally impair the Premises, or materially and adversely effect the outside appearance of the subject building and Lessee shall not be required to approve any change which will increase its cost contribution or interfere with the conduct of Lessee’s business, or materially detract from the inside appearance of the Premises. Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each item of the Phase I Cost Statement (including the Lessor’s management fee) occasioned by the change. If Lessee requests a change which will delay the Substantial Completion of the Lessee Interior Improvements for Phase I beyond the Scheduled Completion Date (defined below), the maximum amount of Lessee delay that can be attributed to the change shall also be specified in the change order. Notwithstanding the above, Lessee shall not be required to he reasonable in approving change orders if Lessee has specifically requested any specific item prior to approving Exhibit D.1.

2.1.6 Inability to Obtain Materials: If Lessor notifies Lessee that any fittings, finished or other materials specified by Lessee for the Lessee Interior Improvements for Phase I that arc not regularly used, and cannot be obtained within ninety (90) days after placing an order therefore and Lessor reasonably determines that such extended delivery time will prohibit Lessor from Substantially Completing the Lessee Interior Improvements for Phase I by the Scheduled Completion Date, and information that will permit Lessee reasonably to select an alternative fitting, finish, or material, including, without limitation any expected delays in the Scheduled Completion Date associated with each alternative, but only if (i) it wasn’t a long lead time item when Lessor approved it or (ii) Lessor notified Lessee that it is a long lead time item when Lessor delivered the plans for Lessee’s approval. Within seven (7) business days, Lessee shall either (i) execute a change order in accordance with the foregoing requirements selecting an alternative presented by Lessor or developed by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, or (ii) agree that any delay in the Substantial Completion of the Lessee Interior Improvements for Phase I as a consequence of the inability to obtain the item will be a Lessee Delay.

2.1.7 Time Periods For Approval: Lessee shall approve or disapprove any preliminary plans on or before the seventh (7th) business day following submission to Lessee of the plan. Lessee shall approve or disapprove on or before the twelveth (12th) business day following submission to Lessee of any final plans. All change orders shall be approved or disapproved within three (3) business days during construction. If plans or change orders are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues.

2.1.8 Completion of the Work & Delay: Lessor shall use its best efforts to Substantially Complete the Building Shell and the Lessee Interior Improvements (collectively the “Improvements”) on or before August 30, 2000 (the “Scheduled Completion Date”). Lessor and Lessee agree that Substantial Completion of the Lessee Interior Improvements for Phase I after the Scheduled Completion Date will cause Lessee and Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if the Lessee Interior Improvements for Phase I are not Substantially Completed on or before September 15, 2000, then Lessor agrees to reduce the base monthly rental first payable by Lessee under this Lease by an amount equal to one day of base rental for each day of delay. The parties agree that the abatement of base monthly rent specified herein represents a fair and reasonable settlement for both parties and neither parry shall have further liability to the other for any damages associated with delay in Substantial Completion of the Lessee Interior Improvements for Phase I. If the Lessee Interior Improvements for Phase I are not Substantially Completed on or before September 30, 2000, the (“Required Completion Date”), Lessee may as its sole remedy, by delivery of written notice to Lessor at any time after the Required Completion Date, until the Substantial Completion of the Lessee Interior Improvements for Phase I, terminate this Lease or continue to accept the abatement of monthly rent as stated above. Notwithstanding the foregoing, the Scheduled Completion Date and the Required Completion Date shall be extended one date for each day Lessor’s Substantial Completion of the Improvements is actually delayed due to (i) governmental action after receipt of the building permits for the Lessee Interior Improvements for Phase I (other than governmental refusal to approve work which fails to comply with applicable Law or the building permit), (ii) acts of God, (iii) due to circumstances beyond Lessor’s control and (iv) “Lessee Delay” means an actual delay in Substantial Completion of the Lessee Interior Improvements for Phase I resulting from (i) the Lessee’s failure (through no fault of Lessor) to meet Lessee’s deadlines for approval of the plans for the Lessee Interior Improvements for Phase I as set forth on Exhibit F, (ii) any change in the work requested by Lessee (up to the maximum delay specified in the change order), and (iii) any delay Lessee agrees in writing to bear because of the inability to obtain any fitting, finish or material pursuant to Subsection 2.1,6. above.

2.1.9 Standard of Performance: Lessor shall be responsible for ensuring that the Building Shell and the Lessee Interior Improvements for Phase I conform to all applicable Laws and the approved plans for the Lessee Interior Improvements for Phase I and are performed in a good and workmanlike manner. Neither Lessee’s approval of the plans for the Lessee Interior Improvements for Phase I, the Phase I Cost Estimate, or any contractor or architect, nor Lessee’s recommendation of any contractor or architect for the work, shall relieve Lessor of its obligations under this Lease nor make Lessee liable to Lessor or any contractor or architect, or their subcontractors with respect to the work.

2.1.10 Installation of Lessee’s improvements: Lessee shall be permitted during the installation of Lessee Improvements by Lessor to inspect Lessor’s work and to install Lessee items such as telephone, security and moveable partitions and other Lessee related work provided it does not materially interfere with or delay Lessor’s work or final approvals (“Lessee’s Work”).

2.3 Building Shell for Phase II: The “Building Shell for Phase II”, as defined in the attached Exhibit B shall be constructed at Lessor’s sole cost and expense by independent contractors to be employed by and under the supervision of Lessor in accordance with the site plan, elevations, plans, specifications, and working drawings to be prepared by Lessor, approved by Lessee, and thereafter attached hereto as Exhibit C.2 (collectively the “Shell Plans for Phase II”). Lessor shall be responsible for ensuring that Building Shell for Phase II conforms to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department interpretations necessary for occupancy.

2.2.1 Lessee Interior Improvements for Phase II: The “Lessee Interior Improvements for Phase II” shall be defined as all items not part of the Building Shell for Phase II and shall be constructed by independent contractors to be employed by and under the supervision of Lessor, in accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose (“Lessee Improvement Plans for Phase II”), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit D.2. Lessee and its designated representatives, shall at all times during the construction of the Lessee Interior Improvements for Phase II have access to the Premises to monitor the progress of construction and Lessor’s compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors.

2.2.2 Budget: Before entering into any contract with a contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements for Phase II where the payment due under such contract is estimated by Lessor to be in excess of Fifty Thousand Dollars ($50,000), Lessor shall request bids from at least three (3) qualified contractors selected by Lessor and approved by Lessee (which approval shall not be unreasonably withheld) for bidding. Lessor will accept the lowest bid. Lessee shall have the opportunity to review and approve the bidders list prepared by Lessor, which approval shall not be unreasonable withheld, and may select a bidder of their choice for and bid, provided the bidder, gets the Lessor’s reasonable requirements.

2.2.3 Lessor’s Allowance: Lessor shall contribute up to Thirty Two Dollars ($32) per square foottowards construction of the Lessee Interior Improvements for Phase II (the “ Phase II TI Allowance”), which is included in base rent. The Phase II TI Allowance shall be a minimum of Twenty Dollars ($20) per square foot and Lessee may pay in cash any amount above Lessor minimum and receive a credit of $13.39 per $1,000 per month.

2.2.4 Cost Statement & Lessee’s Contribution: Lessor will prepare for Lessee’s approval a cost statement which upon completion and approval shall be attached as Exhibit E-2 (the “Phase II Cost Statement”), showing the expected construction cost of the Lessee Interior Improvements for Phase II and the Phase II TI Allowance. Lessor may include in the Phase II Cost Statement, a construction management fee, covering its overhead, profit, and other similar costs not otherwise expressly indicated on the Phase II Cost Statement, equal to six percent (6%) of all costs shown on the Phase II Cost Statement provided that no general contractor’s fee or any other fee or profit to any other than the contractors performing the work shall be included in the Phase II Cost Statement. Lessor shall not exceed above the Phase II TI Allowance without approval of Lessee. Lessee shall pay its approved share of the cost for construction of the Lessee Interior Improvements for Phase II within thirty (30) days after Lessor has provided Lessee with evidence that the approved work for the Lessee Interior Improvements for Phase II is complete. All costs payable by Lessee for construction of the Lessee Interior Improvements for Phase II shall be reasonably documented and subject to verification by Lessee. Lessor guarantees that based on the quantities and amounts set forth in Exhibit E.2, the cost for those items will not exceed the amounts shown. Exhibit E.2 will be prepared prior to the start of construction of Phase II.

2.2.5 Change Orders: No change made to the plans for the Lessee Interior Improvements for Phase II and Phase II Cost Statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change which will increase its cost contribution above the Phase II TI Allowance, structurally impair the Premises, or materially and adversely effect the outside appearance of the subject building and Lessee shall not be required to approve any change which will increase its cost contribution or interfere with the conduct of Tenant’s business, or materially detract from the inside appearance of the Premises. Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each item of the Phase II Cost Statement (including the Lessor’s management fee) occasioned by the change. If Lessee requests a change which will delay the Substantial Completion of the Lessee Interior Improvements for Phase II beyond the Scheduled Completion Date (defined below), the maximum amount of Lessee delay that can be attributed to the change shall also be specified in the change order. Notwithstanding the above, Lessee shall not be required to be reasonable in approving change orders if Lessee has specifically requested any specific item prior to approving Exhibit D.2.

2.2.6 Inability to Obtain Materials: If Lessor notifies Lessee that any fittings, finished of other materials specified by Lessee for the Lessee Interior Improvements for Phase II that are not regularly used, and cannot be obtained within ninety (90) days after placing an order therefore and Lessor reasonably determines that such extended delivery time will prohibit Lessor from Substantially Completing the Lessee Interior Improvements for Phase II by the Scheduled Completion Date, and information that will permit Lessee reasonably to select an alternative fitting, finish, or material, including, without limitation any expected delays in the Scheduled Completion Date associated with each alternative, but only if (i) it wasn’t a long lead time item when Lessor approved or (ii) Lessor notified Lessee that it is a long lead lime item when Lessor delivered the plans for Lessee’s approval. Within seven (7) business days, Lessee shall either (i) execute a change order in accordance with the foregoing requirements selecting an alternative presented by Lessor or developed by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, or (ii) agree that any delay in the Substantial Completion of the Lessee Interior Improvements for Phase II as a consequence of the inability to obtain the item will be a Lessee Delay.

2.2.7 Time Periods For Approval: Lessee shall approve or disapprove any preliminary plans on or before the seventh (7th) ) business day following submission to Lessee of the plan and or change order to Lessee. Lessee shall approve or disapprove on or before the twelveth (12th) business day following submission to Lessee of any final plans. All change orders shall be approved or disapproved within three (3) business days during construction. If plans or change orders are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues.

2.2.8 Completion of the Work & Delay: Lessor shall use its best efforts to Substantially Complete the Building Shell and the Lessee Interior Improvements (collectively the “Improvements”) on or before August 30, 2001 (the “Scheduled Completion Date”). Lessor and Lessee agree that Substantial Completion of the Lessee Interior Improvements for Phase II after the Scheduled Completion Date will cause Lessee and Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if the Lessee Interior Improvements for Phase II are not Substantially Completed on or before September 15, 2001, then Lessor agrees lo reduce the base monthly rental first payable by Lessee under this Lease by an amount equal to one day of base rental for each day of delay. The parties agree that the abatement of base monthly rent specified herein represents a fair and reasonable settlement for both parties and neither party shall have further liability to the other for any damages associated with delay in Substantial Completion of the Lessee Interior Improvements for Phase II. If the Lessee Interior Improvements for Phase II are not Substantially Completed on or before September 30, 2001, the (“Required Completion Date”), Lessee may as its sole remedy, by delivery of written notice to Lessor at any time after the Required Completion Date, until the Substantial Completion of the Lessee Interior Improvements for Phase II, terminate this Lease or continue to accept the abatement of monthly rent as stated above as it applies to Phase II. Notwithstanding the foregoing, the Scheduled Completion Date and the Required Completion Date shall be extended one date for each day Lessor’s Substantial Completion of the Improvements is actually delayed due to (i) governmental action after receipt of the building permits for the Lessee Interior Improvements for Phase II (other than governmental refusal to approve work which fails to comply with applicable Law or the building permit), (ii) acts of Cod, (iii) due to circumstances beyond Lessor’s control and (iv) “Lessee Delay” means an actual delay in Substantial Completion of the Lessee Interior Improvements for Phase II resulting from (i) the Lessee’s failure (through no fault of Lessor) to meet Lessee’s deadlines for approval of the plans for the Lessee Interior Improvements for Phase II as set forth on Exhibit F, (ii) any change in the work requested by Lessee (up to the maximum delay specified in the change order), and (iii) any delay Lessee agrees in writing to bear because of the inability to obtain any fitting, finish or material pursuant to Subsection 2.2.6, above.

2.2.9 Standard of Performance: Lessor shall be responsible for ensuring that the Building Shell and the Lessee Interior Improvements for Phase II conform to all applicable Laws and the approved plans for the Lessee Interior Improvements for Phase II and are performed in a good and workmanlike manner. Neither Lessee’s approval of the plans for the Lessee Interior Improvements for Phase II, the Phase II Cost Estimate, or any contractor or architect, nor Lessee’s recommendation of any contractor or architect for the work, shall relieve Lessor of its obligations under this Lease nor make Lessee liable to Lessor or any contractor or architect, or their subcontractors with respect to the work.

2.2.10 Installation of Lessee’s improvements: Lessee shall be permitted during the installation of Lessee Improvements by Lessor to inspect Lessor’s work and to install Lessee items such as telephone, security and moveable partitions and other Lessee related work provided it does not materially interfere with or delay Lessor’s work or final approvals (“Lessee’s Work”).

2.3 Acceptance Of Premises And Covenants To Surrender: Lessee accepts the Premises in an “AS IS” condition and “AS IS” state of repair, subject to Lessor’s representation that the Premises are in good order and repair, and comply with all requirements for occupancy and comply with 2.1.9 for Phase I and 2.2.9 for Phase II as of the Commencement Date. Lessee shall have the benefit of any exhisting construction or equipment warranties. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. “Good Condition and Repair” shall generally mean that the Premises are in the condition that one would expect the Premises to be in, if throughout the Lease Term Lessee (i) uses and maintains the Premises in a commercially reasonable manner and in an accordance with the requirements of this Lease and (ii) makes all Required Replacements. “Required Replacements” are the replacements to wornout equipment, fixtures, and improvements that a commercially reasonable owner-user would make excluding HVAC replacements, roof replacement, exterior painting and parking lot replacement. Notwithstanding the above Good Condition and Repair shall not mean in a new condition. All of the following shall be in Good Condition and Repair: (i) the interior walls and floors of all offices and other interior areas, (ii) all suspended ceilings and any carpeting shall be clean and in good condition, (iii) all glazing, windows, doors and door closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts, plumbing, and temperature control systems. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee’s abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay.

3. Uses Prohibited: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which will endanger the structure, or use any machinery or apparatus which will in any manner unreasonably vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee’s use of materials which are part of the normal, day-to-day operations of Lessee’s business at the Premises provided Lessee has all required governmental approvals but this does not relieve Lessee of any of its obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws.

4. Alterations And Additions: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which arc not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee’s improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment installed after the Commencement Date, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of such tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease. Subject to the above, Lessee may without the consent of Lessor, (a) make nonstructural alterations costing up to Fifty Thousand Dollars ($50,000) or (b) perform any painting, carpeting or other decorative work (regardless of amount).

5. Maintenance Of Premises:

(a) Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises in Good Condition and Repair, including, but not limited to the interior walls and floors of all offices and other interior areas, doors and door closures, all lighting systems, temperature control systems, and plumbing systems, including any Required Replacements. Lessee shall provide interior and exterior window washing as needed.

(b) Lessor shall, at Lessor’s expense, keep, repair, and maintain in Good Condition and Repair but subject to reimbursement by Lessee pursuant to this Lease (based on a pro-rata share of (i) costs based on square footage or (ii) cost directly related to Lessee’s use of the Premises as reasonably determined by Lessor) the following, which shall be included in the monthly CAC:

1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, and painting of exterior walls. The parking lot to receive a finish coat every five to seven years.

2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.

3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery, irrigation parts, and landscaping at the Premises.

4. The roof membrane by a service contract with a licensed reputable rooting contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises.

5. Exterior pest control.

6. Fire monitoring services.

7. Parking lot sweeping.

(c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

(d) Lessor shall be responsible and pay for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. Insurance:

A) Hazard Insurance: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a fire and extended coverage insurance policy. Lessee shall comply with any and all reasonable requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and extended coverage insurance, covering the Premises. Lessor shall, at Lessee’s sole cost and expense, as part of CAC, purchase and keep in force fire and extended coverage insurance, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as reasonably determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $5,000 per occurrence. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee’s personal property. Lessor covenants and agrees to obtain casualty insurance in such amounts and with such coverages as owners of properties similar to the Premises customarily obtain, with insurance companies reasonably satisfactory to Lessee.

B) Loss of Rents Insurance: Lessor shall, at Lessee’s cost and expense as part of CAC, purchase and maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing within sixty (60) days of the date of the loss or on the date of loss if reasonably available for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor (“Loss of Rents Insurance”).

C) Liability and Property Damage Insurance: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor’s Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor’s Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee’s sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00) and Lessee’s insurance shall be primary. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee’s use and occupancy of the said Premises.

D) Personal Property Insurance: Lessee shall obtain, at Lessee’s sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance, which may be part of a blanket policy provided it meets the requirements herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A minimum, (iv) specifically provide that such policies shall not be Subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, (v) name Lessor, Lessor’s lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy, and (vi) shall be primary.

Lessee agrees to pay to Lessor, as part of CAC, the full cost of the insurance polices referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as reasonably determined by Lessor. It is agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term.

Lessor and Lessee hereby waive and release any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk covered by fire and extended coverage insurance and those risks required to be covered under Lessee’s personal property insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. Abandonment: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. Free From Liens: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $100,000.

9. Compliance With Governmental Regulations: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Notwithstanding the foregoing, Lessee shall not be required to pay for the construction of any single improvement required under this paragraph in excess of Ten Thousand Dollars ($10,000), unless such improvement is required to comply with Lessee’s particular use of the Premises. If such improvement is not required due to Lessee’s particular us of the Premises and such improvement cost exceeds Ten Thousand Dollars ($10,000), such improvement cost shall be amortized over the estimated useful life of the improvement at Wells Fargo prime rate plus one percent (1%). Lessee shall pay to Lessor the amortized costs of such improvement on a monthly basis over the Lease Term as part of the CAC.

10. Intentionally Omitted.

11. Advertisements And Signs: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises and exterior of building, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee’s expense. Notwithstanding the above, Lessee shall have the right to place signs on the exterior of the buildings without Lessor’s consent provided such signs comply with all laws.

12. Utilities: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises. Lessor shall not charge any fee, mark up or any other amount with respect to utility charges.

13, Attorney’s Fees: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney’s fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term “Prevailing Party” shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 Default: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee; a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period. Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy and in the case of any filings against Lessee the filings not being dismissed within ninety (90) days; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets or Lessee’s interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease if not dismissed within thirty (30) days.

14.2 Surrender Of Lease: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee; a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from lime to time by applicable California law. As used in (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of Wells Fargo’s prime rate plus two percent (2%) per annum. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent (2%).

14.3 Right of Entry and Removal: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 Abandonment: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor docs not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sola discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefore by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 No Implied Termination: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

14.6 Mitigation: Notwithstanding anything herein to the contrary, after the occurance of a default hereunder. Lessor shall use reasonable efforts to mitigate Lessor’s damages hereunder.

15. Surrender Of Lease: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or Sub tenancies.

16. Taxes: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called “Tax” or “Taxes”) which, at any time during the Lease Term, shall be applicable of against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term “Environmental Surcharge” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in. regard to the use, operation or occupancy of the Premises. The term “Tax” shall include, without limitation, all taxes, assessments, levies, fees, impositions Or Charges levied.

imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee’s business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee’s equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes arc payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee’s obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Lessee Shall have the right to contest or review the amount or validity pf any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee’s covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee’s right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested. Lessee shall, before instituting any such proceeding, protect the Premises and (the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company reasonably acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor’s option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee’s own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys’ fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor’s right to contest any Tax at Lessor’s expense.

17. Notices: Unless otherwise provided for in this Lease, any and all written notices or other communication (the “Communication”) to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)	to the Lessor at:	10050 Bandley Drive
Cupertino, California 95014 Attention: Carl E. Berg Fax No: (408) 725-1626

(b)	to the Lessee at:	5325 Hellyer Avenue San Jose, California Attention: Fax No:	Copy to Lessee at:	Celestica Asia Inc. 222 Qume Drive San Jose, CA Attn: C.F.O.

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. Entry By Lessor: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times within 24 hours notice, except in cases of emergencies, using the minimum amount of interference and inconvenience to Lessee and Lessee’s business or use and enjoyment, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making necessary repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety (90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary “For Sale” or “For Lease” signs and exhibit the Premises to prospective tenants at reasonable hours.

19. Destruction Of Premises: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor’s property insurance, Lessor shall forthwith repair the same, provided Lessor notifies Lessee within 10 days after such destruction that the repairs can be materially restored within two hundred ten (210) days after the occurrence of such destruction, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. Notwithstanding the above, if Lessor notifies Lessee that Lessor cannot materially complete the restoration within 210 days after the occurrence of such destruction or if Lessor does not materially complete restoration within 240 days after the occurrence of such destruction, Lessee may cancel Lease on any building damaged. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that any building which is a part of Premises is destroyed to an extent greater than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may, at its sole option, elect to terminate the Lease on any building, whether the subject Premises is insured or not. If Lessor decides to restore and notifies Lessee within ten days after damage that restoration can be completed within 210 days, and any building is not materially restored within 240 days after the occurrence of such destruction, the Lessee may cancel Lease on any building not restored. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount paid by Lessee. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject

Premises. Notwithstanding the above, if insufficient or no insurance proceeds are available due to Lessor’s failure to provide the insurance required under Sections 6 A) and 6 B) of this Lease, then Lessor shall be obligated to rebuild to the extent of the insurance proceeds that would have been available had Lessor provided the insurance required under Section 6 A) and 6 B) of this Lease.

20. Assignment And Subletting: Lessee shall not assign this Lease, or any interest herein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity, to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor. Notwithstanding the above, Lessee may, without the consent of Lessor, assign this Lease or sublet all or any part of the Premises to a bona fide subsidiary or affiliate of Lessee, an entity in which or with which Lessee merges or an entity which acquires all or substantially all of the assets of Lessee (“Excepted Party”). Lessee may sublease 1 1/2 of any building or sublease all or any part of the Premises for a term including all renewals and extensions of three or less years. Any such assignment or subletting requiring Lessor’s consent made without Lessor’s consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. If Lessee desires to assign its rights under this Lease or to sublet all or any part of the Premises for a term including all extension and renewal periods of greater than three years to a party other than an Excepted Party, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-lessee relationship with such party under such proposed terms and conditions, in which event Lessee shall be relieved of its obligations hereunder to the extent of the Lessor-lessee relationship entered into between Lessor and such third party, Notwithstanding the foregoing. Lessee may assign this Lease to an Excepted Party, provided there is no substantial reduction in the net worth of the resulting guarantor. Whether or not Lessor’s consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee. Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee. If Celestica Inc. merges or sells substantially all of its assets and the net worth of the resulting entity is substantially less than that of Celestica Inc., such sale shall be a default under this Lease unless approved by Lessor.

21. Condemnation: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

Notwithstanding me above, Lessee at its option within ten (10) days after notice of taking may terminate the Lease on any building in which 25% or more of any building or parking lot is taken.

22. Effects Of Conveyance: The term “Lessor” as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. Subordination: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and 10 renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default beyond the expiration of any applicable cure period and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee’s right to quiet possession of the Premises shall not be disturbed or affected by any subordination to the holder of any deed of trust or the holder of any such ground lease. Lessor represents that no ground lease or deed of trust will incumber Premises at Commencement Date and prior to any future deeds of trust Lessor will use its best efforts to have the lender or ground lessor enter into a commercially reasonable subordination and non-disturbance agreement with Lessee.

24. Waiver: The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee’s breach of any term, covenant, or condition of the Lease.

25. Holding Over: Any holding over after the end of the Lease Term requires Lessor’s written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

26. Lessor’s Liability: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor’s interest in the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. Estoppel Certificates: Lessee and Lessor shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from the other party, execute and deliver to the other party a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dales to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not to the certifying parties knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or any assignee or subtenant of

Leases. Failure of either party to deliver such a statement within such time shall be conclusive upon the such failing party that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in the other parties performance.

28. Time: Time is of the essence of the Lease.

29. Captions: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. Party Names: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. Earthquake Insurance: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed Fifty Thousand Dollars ($50,000) per year for Phase I and Fifty Thousand Dollars ($50,000) per year for Phase II for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor as determined in the sole and absolute discretion of Lessor.

32. Habitual Default: Notwithstanding anything to the contrary contained in Section 14 herein. Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent as defined in Section 14.1 (a) for two or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. Hazardous Materials

33.1 Definitions: As used in this Lease, the following terms shall have the following meaning:

a. The term “Hazardous Materials” shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of “hazardous substance”, “hazardous water”, “hazardous material”, “extremely hazardous waste”, “restricted hazardous waste” under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as “hazardous material”, “hazardous substance”, or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25181 of the California Health and Safety Code, Division 201, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article II Of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a “hazardous waste”, pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as “hazardous substance” pursuant to

Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 ct seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 ct seq.

b. The term “‘Hazardous Materials Laws” shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

c. The term “Lessor’s Agents” shall mean Lessor’s agents, representatives, employees, contractors, subcontractors, directors, officers and partners.

d. The term “Lessee’s Agents” shall mean Lessee’s agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 Lessee’s Right to Investigate: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee’s employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 Lessor’s Representations: Lessor hereby represents and warrants that the Premises are as of the date of this Lease and will be on the Commencement Date, in compliance with all Hazardous Material Laws.

33.4 Lessee’s Obligation to Indemnify: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor’s Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:

a. Lessee’s or Lessee’s Agents’ use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or

b. Lessee’s or Lessee’s Agents failure to comply with Hazardous Material laws; or

c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee’s Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents.

The Cost and expenses indemnified against include, but are not limited to the following:

i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expanses;

ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney’s fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 Lessee’s Obligation to Remediate Contamination: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term occurring as a result of acts or omissions of Lessee or Lessee’s Agents.

33.6 Obligation to Notify: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 Survival: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 Certification and Closure: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee’s knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee’s obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall comply at its sole cost and expense with the requirements of the closure plan and furnish to Lessor a copy of such plan.

33.9 Prior Hazardous Materials: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents. Notwithstanding the above, Lessee shall be obligated for Environmental Surcharges that are on an area wide basis not related specifically to Premises.

34. Brokers: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease Other than CPS (“CPS”) and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than CPS. Lessor shall at its sole cost and expense pay the brokerage commission per Lessor’s standard commission schedule to CPS in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. Option to Extend:

A. Option: Lessor hereby grants to Lessee three (3) options to extend the Lease Term, with each extended term to be for a period of five (5) years, on the following terms and conditions, which shall apply separately to each option to extend:

(i) Lessee shall give Lessor written notice of its exercise of one of its options to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

(ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default as of the date of the exercise of one of its options. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

(iii) Lessee must exercise each option consecutively, and if it fails to exercise any one option, it waives the right to exercise the subsequent option and the Lease Term shall not be extended further.

(iv) All terms and conditions of this Lease shall apply during each extended term, except that the Base Rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

(v) Lessee must provide Lessor written notice of its exercise of its options as provided hereunder at least nine (9) months before the Lease Term would end but for said exercise for purposes of negotiating rental terms. Lessee may withdraw its notice of exercise of an extension option for any reason prior to six (6) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor’s proposed base monthly rent for the option period within twenty (20) days of Lessee’s request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn unless notice in writing is provided to Lessor at least six (6) months before the Lease Term would end but for said exercise and, subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term “Lease Term” as used in this Lease shall thereafter include the men extended term.

(vi) The option rights of Celestica, Inc. granted under this Section 35 are granted for Celestica, Inc.’s personal benefit and may not be assigned or transferred by Celestica, Inc. or exercised if Celestica, Inc. is not occupying the Premises at the time of exercise. Notwithstanding the above, the option rights granted to Celestica, Inc. shall also apply to an Excepted Party

B. Extended Term Rent - Option Period: The monthly Rent for the Premises during the extended term shall equal 95% of the fair market monthly Rent for the Premises as of the commencement date of the extended term, but in no case, less than the Rent during the last month of the prior Lease term. Promptly upon Lessee’s exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth: provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period. Annual base rent increases during the extended term shall be four percent (4%) per year. In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraiser (“AIREA”) and such appraisers shall each determine the fair market monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Premises taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee, The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee. Each appraiser shall have at least ten (10) years experience appraising R & D properties in Silicon Valley.

36. Approvals: Whenever in this Lease the Lessor’s or Lessee’s consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within fifteen business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. Authority: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party’s approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) ns the case may be in accordance with its terms.

38. Indemnification of Lessor: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor’s Agents. Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney’s fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee’s Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee’s Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee’s covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee’s part to be performed under the terms of this Lease. The provisions of Section 38 Shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

39. Successors And Assigns: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

40. Right of First Offer to Lease: Lessor shall not offer 5365 Hellyer for Lease until it has Leased all developable sites owned by Lessor North of Silver Creek that will support 100,000 square feet or more. Prior to Lessor accepting any offer to lease that certain building and improvements of approximately 150,000 square feet to be constructed at 5365 Hellyer Avenue, or prior to Lessor making any offer to lease the future building and improvements at 5365 Hellyer Avenue, Lessor shall give Lessee written notice of such offer and Lessee shall have the opportunity to lease 5365 Hellyer Avenue or the part thereof offered for lease on the terms and conditions set forth in notice of offer (“Lessor’s First Notice”). Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) days from the receipt of the Lessor’s notice to agree to lease the building and improvements on the terms and conditions specified in the notice to Lessee. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 270 days thereafter to lease 5365 Hellyer Avenue on terms at least as favorable to Lessor as these specified in the notice to Lessee, but in no case on terms more favorable than those offered to Lessee.

If Lessor elects, within 270 days of Lessor’s notice, to lease 5365 Hellyer Avenue to a third party on terms more favorable to the third party lessee than the terms set forth in Lessor’s First Notice, then Lessor must re-offer 5365 Hellyer Avenue to Lessee on the same terms and conditions offered to the third party buyer (“Lessor’s Second Notice to Lease”). Lessee shall have five (5) business days from Lessee’s receipt of Lessor’s Second Notice to Lease to elect to lease 5365 Hellyer Avenue. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to lease 5365 Hellyer Avenue to the third party on the terms and conditions set forth in Lessor’s Second Notice to Lease or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor’s Second Notice to Lease for a period of 270 days after which Lessee’s Right of First Offer to Lease shall again be in effect for 5365 Hellyer Avenue.

If Lessor does not Lease 5365 Hellyer Avenue during the periods stated above, Lessor will reoffer the property to Lessee before leasing to a third party.

41. Right of First Offer to Purchase: Prior to Lessor accepting any offer to purchase the Premises (all or any buildings under Lease), or prior to Lessor making any offer to sell the Premises, Lessor shall give Lessee written notice of such offer and shall include in such notice the price and terms of sale and a statement that Lessor is willing to sell at that price and on those terms of sale. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) days from the receipt of the Lessor’s notice to agree to purchase at the price and on the terms of sale specified in the notice to Lessee, provided, however, that if such terms provided for an exchange of property as part of the purchase of the Premises, Lessee shall cooperate with Lessor provided Lessee assumes no liability and has no additional costs as a result of its cooperation with Lessor on exchange. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 270 days thereafter to sell at the price and on the terms of sale specified in the notice to Lessee.

If Lessor elects, within 270 days of Lessor’s notice, to sell the Premises to a third party on terms more favorable to the third party buyer than the terms set forth in Lessor’s notice, then Lessor must re-offer the Premises to Lessee on the same terms and conditions offered to the third party buyer (“Lessor’s Second Notice to Sell”). Lessee shall have five (5) business days from Lessee’s receipt of Lessor’s Second Notice to elect to buy the Premises. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to sell the Premises to the third party on the terms and conditions set forth in Lessor’s Second Notice to Sell or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor’s Second Notice for a period of 270 days after which Lessee’s Right of First Offer to Purchase shall again be in effect for the Premises.

If Lessor does not sell the Premises during the period stated above, Lessor will re-offer the Premises to Lessee before offering the Premises to any other purchaser in the future on the above terms.

Notwithstanding the above, Lessor will not be obligated to offer the Premises to Lessee upon a sale to Mission West Properties or its affiliates or upon the sale of over 1,000,000 square feet of space owned or controlled by Lessor or Lessor’s affiliates and in the event of such sale, Section 41 of this Lease shall be null and void.

42. Interest Rate Adjustment: Every 1/4% change in the ten year treasury rate (as published in the Wall Street Journal, base to be 6%) shall change the initial baserent for Phase II by $.014 per square foot per month. October 30, 2000 shall be the date for establishing the Phase II ten (10) year treasury rate.

43. Miscellaneous Provisions: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

44. Choice of Law: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

45. Lease to be guaranteed by Celestica, Inc., a Canadian Corporation.

46. Phase II Cancellation: Notwithstanding any other provisions of this Lease, upon written notice from Lessee to Lessor with a payment of $500,000 prior to March 21, 2001. Phase II shall be cancelled and all terms and conditions in this Lease concerning Phase II shall be null and void. Lessor will need seven (7) months to complete Phase II and therefore Lessee must give Lessor notice by February 28, 2001 if Lessee wants occupancy on August 30, 2001 for Phase II or occupancy date for Phase II will be extended 1 day for each day beyond February 28, 2001 until March 31, 2001 at which time construction will start if not terminated as setforth in this Section. If Lessee cancels Phase II as provided herein, the parties shall execute a Lease amendment eliminating terms of Phase II. Lessee shall have no further obligations related to Phase II, except the items stated above.

47. Lessee’ Right to Terminate: If Lessor tails to commence grading at the Premises by February 28, 2000, Lessee shall have the right, but not the obligation, to cancel this Lease by providing written notice to Lessor.

48. Entire Agreement: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

In Witness Whereof, Lessor and Lessee have executed this Lease, the day and year first above written.

Lessor		Lessee

Mission West Properties, L.P.		Celestica Asia Inc.

Mission West Properties, Inc.

By:	/s/ Carl E. Berg	By:	/s/ Robert Behlman

signature of authorized representative		signature of authorized representative

Carl E. Berg		Robert Behlman
printed name		printed name

President of the General Partner		President, Celestica Asia, Inc.
Title		title

2/2/90		1-19-00

Date		date

EXHIBIT C

Rent Payment Instructions

[intentionally deleted]

C-1

EXHIBIT D

Form of Consent

[to be attached]

D-1

CONSENT OF MASTER LESSOR

Notwithstanding any of the provisions in the attached sublease (the “Sublease”) dated December 22, 2006 between Celestica Asia Inc., a Delaware corporation (“Sublessor”), and Nextest Systems Corporation, a Delaware corporation (“Sublessee”), Mission West Properties, L.P. (“Master Lessor”), a Delaware limited partnership, hereby consents to the Sublease on the following terms and conditions:

1. Except as expressly set forth herein, nothing contained in the Sublease shall create any obligations or duties on the part of Master Lessor beyond those set forth in the Standard Form Lease (the “Master Lease”) dated January 19, 2000 by and between Master Lessor and Sublessor.

2. Except as expressly set forth herein, nothing in the Sublease shall in any manner amend, alter, or modify any provision of the Master Lease or otherwise affect Master Lessor’s rights and remedies under the Master Lease. The Master Lease shall remain in full force and effect.

3. This consent applies only to the Sublease and shall not authorize any further sublease or assignment during the term of the Master Lease or during any option period of the Master Lease, if any. Master Lessor may consent to subsequent sublettings or assignments under the Master Lease or the Sublease or modifications or amendments thereto without notifying or obtaining the consent of Sublessor or anyone else liable under the Master Lease and such action shall not relieve such persons from liability.

4. The acceptance of rent by Master Lessor from Sublessee shall not be deemed a waiver by Master Lessor of any provision of the Master Lease.

5. Sublessor shall remain primarily liable for the performance of all conditions, covenants, and obligations of “Lessee” under the Master Lease and in the event of a default under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantor, or anyone else liable under the Master Lease without the necessity of exhausting remedies against Sublessee or any other person or entity liable thereon.

6. Termination of the Master Lease (including any natural expiration) for any reason shall cause an automatic termination of the Sublease; provided, however, if Lessor and Sublessee have entered into a Non-Disturbance Agreement pursuant to Section 32 of the Sublease, Sublessee’s rights under the Sublease shall be in no way abridged or disturbed by Lessor nor shall Sublessee’s obligations under the Sublease be in any way expanded and this Sublease shall continue in full force and effect as a direct lease between Lessor and Sublessee in accordance with the Sublease terms.

7. Sublessor hereby agrees to waive all of its rights under the Master Lease regarding the following: (i) its three (3) options to extend the term of the Master Lease as more fully set forth in Section 35; (ii) its Right of First Offer to Lease under Section 40, and (iii) its Right of First Offer to Purchase under Section 41 of the Master Lease; therefore, Section 35, 40 and 41 of the Master Lease are hereby terminated and shall be considered null, void and of no further effect.

8. Notwithstanding anything contained herein to the contrary, Master Lessor, Sublessor and Sublessee hereby acknowledge and agree that the second sentence of Section 2.2.3 of the Master Lease is hereby deleted and shall be null and void and of no further force and effect. Master Lessor hereby consents to Sublessor’s assignment under the Sublease of the unused portion of the Phase II TI Allowance (as such term is defined in the Master Lease, as amended hereby), which unused portion is an allowance equal to an amount up to $14 per rentable square foot (or $1,750,000 in the aggregate)(the “Nextest Allowance”). Provided Sublessee has incurred out-of-pocket expenses and costs with respect to improvements of the Sublease Premises and has delivered a written request for payment of such costs and expenses to Lessor (an “Allowance Request”) together with paid receipts or invoices evidencing the same, Lessor hereby agrees to pay the Nextest Allowance (or portion requested thereof) directly to Sublessee in immediately available funds within thirty (30) days after receipt of the Allowance Request (and satisfaction of the foregoing conditions). Sublessee may deliver to Lessor one or more Allowance Requests from time to time, and Lessor shall pay to Sublessee the amount covered by each such Allowance Request pursuant to this Paragraph 8; but in no event shall Lessor be required to pay Sublessee for any amount in excess of the $1,750,000. Notwithstanding any other provisions of the Master Lease (including Section 2.2.3), provided Master Lessor pays Sublessee the Nextest Allowance of $1,750,000 as set forth herein, Sublessor and Sublessee agree that Master Lessor shall be released of all its obligations under the Master Lease in connection with the construction of improvements to the Premises including the Phase II Tenant Improvements.

9. Mastor Lessor hereby acknowledges and agrees to the terms set forth in Section 32(i) and (ii) of the Sublease.

10. As a condition to Master Lessor’s consent to the Sublease, Sublessor expressly agrees that neither Section 6 above nor any other provision of this Consent or the Sublease shall release Sublessor from its obligations set forth in Section 5 above.

[Signature Page Follows]

MASTER LESSOR
Mission West Properties, LP

By: Mission West Properties, Inc., its General Partner

/s/ Carl E. Berg		Dated: 12/22/06
By: Carl E. Berg, CEO

SUBLESSOR
Celestica Asia Inc.

By:	/s/ Michael Dobbins	Dated: 12/22/06
Its:	Corporate Real Estate

SUBLESSEE
Nextest Systems Corporation

By:	/s/ Robin Adler	Dated: 12/22/06
Its:	Chief Executive Officer